EXHIBIT 12
                           FLEET FINANCIAL GROUP, INC.
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                Three
                                                Months
                                                ended
                                               March 31,        Year ended December 31,
---------------------------------------------------------------------------------------------------
                                                1999     1998     1997     1996     1995     1994
---------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and
    cumulative effect of accounting
    changes                                    $  719   $2,507   $2,294   $2,070   $1,156   $1,460
Adjustments:
    (a)  Fixed charges:
           (1) Interest on borrowed funds         320    1,061      737      813    1,413    1,074
           (2) 1/3 of rent                         14       54       53       55       52       53
    (b)  Preferred dividends                       21       83      104      117       62       51
                                               ------   ------   ------   ------   ------   ------
    (c)  Adjusted earnings                     $1,074   $3,705   $3,188   $3,055   $2,683   $2,638
                                               ======   ======   ======   ======   ======   ======

Fixed charges and preferred dividends          $  355   $1,198   $  894   $  985   $1,527   $1,178
                                               ======   ======   ======   ======   ======   ======

Adjusted earnings/fixed charges                  3.02x    3.09x    3.57x    3.10x    1.76x    2.24x
                                               ======   ======   ======   ======   ======   ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                Three
                                                Months
                                                ended
                                               March 31,        Year ended December 31,
---------------------------------------------------------------------------------------------------
                                                1999     1998     1997     1996     1995     1994
---------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and
     cumulative effect of accounting
     changes                                   $  719   $2,507   $2,294   $2,070   $1,156   $1,460
Adjustments:
     (a)  Fixed charges:
          (1) Interest on borrowed funds          320    1,061      737      813    1,413    1,074
          (2) 1/3 of rent                          14       54       53       55       52       53
          (3) Interest on deposits                424    1,835    1,654    1,754    1,726    1,170
     (b)  Preferred dividends                      21       83      104      117       62       51
                                               ------   ------   ------   ------   ------   ------
     (c)  Adjusted earnings                    $1,498   $5,540   $4,842   $4,809   $4,409   $3,808
                                               ======   ======   ======   ======   ======   ======

Fixed charges and preferred dividends          $  779   $3,033   $2,548   $2,739   $3,253   $2,348
                                               ======   ======   ======   ======   ======   ======

Adjusted earnings/fixed charges                 1.92x     1.83x    1.90x    1.76x    1.36x    1.62x
                                               ======   ======   ======   ======   ======   ======

                           FLEET FINANCIAL GROUP, INC.
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                 TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                Three
                                                Months
                                                ended
                                               March 31,        Year ended December 31,
---------------------------------------------------------------------------------------------------
                                                1999     1998     1997     1996     1995     1994
---------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and
     cumulative effect of accounting
     changes                                   $  719   $2,507   $2,294   $2,070   $1,156   $1,460
Adjustments:
     (a)  Fixed charges:
          (1) Interest on borrowed funds          320    1,061      737      813    1,413    1,074
          (2) 1/3 of rent                          14       54       53       55       52       53
                                               ------   ------   ------   ------   ------   ------
     (b)  Adjusted earnings                    $1,053   $3,622   $3,084   $2,938   $2,621   $2,587
                                               ======   ======   ======   ======   ======   ======

Fixed charges                                  $  334   $1,115   $  790   $  868   $1,465   $1,127
                                               ======   ======   ======   ======   ======   ======

Adjusted earnings/fixed charges                 3.15x     3.25x    3.90x    3.38x    1.79x    2.30x
                                               ======   ======   ======   ======   ======   ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                Three
                                                Months
                                                ended
                                               March 31,        Year ended December 31,
---------------------------------------------------------------------------------------------------
                                                1999     1998     1997     1996     1995     1994
---------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and
     cumulative effect of accounting
     changes                                   $  719   $2,507   $2,294   $2,070   $1,156   $1,460
Adjustments:
     (a)  Fixed charges:
          (1) Interest on borrowed funds          320    1,061      737      813    1,413    1,074
          (2) 1/3 of rent                          14       54       53       55       52       53
          (3) Interest on deposits                424    1,835    1,654    1,754    1,726    1,170
                                               ------   ------   ------   ------   ------   ------
     (b)  Adjusted earnings                    $1,477   $5,457   $4,738   $4,692   $4,347   $3,757
                                               ======   ======   ======   ======   ======   ======

Fixed charges                                  $  758   $2,950   $2,444   $2,622   $3,191   $2,297
                                               ======   ======   ======   ======   ======   ======

Adjusted earnings/fixed charges                  1.95x    1.85x    1.94x    1.79x    1.36x    1.64x
                                               ======   ======   ======   ======   ======   ======


                                       26